ANNUAL MEETING OF STOCKHOLDERS OF

SUPERIOR ENERGY SERVICES, INC.

April 12, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 12, 2023

The accompanying proxy statement and the 2022 Annual Report are available without cost at http://www.astproxyportal.com/ast/24002

Please mark, sign, date and return your voting instruction card in the envelope provided as soon as possible.

Please detach along perforated line and mail this voting instruction card in the envelope provided.

20700000000000000000 1 041223

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTING INSTRUCTIONS IN BLUE OR BLACK INK AS SHOWN HERE x .

1. Election of Directors.

NOMINEES:

FOR ALL NOMINEES O Joseph Citarrella

O Daniel E. Flores

WITHHOLD AUTHORITY O Michael Y. McGovern

FOR ALL NOMINEES O Brian K. Moore

O Julie J. Robertson

FOR ALL EXCEPT O Krishna Shivram

(See instructions below) O Timothy J. Winfrey

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”

and fill in the circle next to each nominee you wish to withhold, as shown here:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof. PLEASE MARK, SIGN, DATE AND RETURN THIS VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Beneficial Owner	Date:

Signature of Beneficial Owner Date:

Note: Please sign exactly as your name or names appear on this voting instruction card. When shares are owned jointly, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.